[Letterhead]

                                                                   EXHIBIT 23.16

Coopers                                                 Coopers & Lybrand L.L.P.
& Lybrand                                            a professional service firm


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of PhyMatrix Corp. on Form S-4 (File No. 333-09187) of our report dated December 14, 1995, on our audits of the financial statements of Pinnacle Associates, Inc. We also consent to the reference to our firm under the caption "Experts."


                                               /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts
September 18, 1996